UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

        Date of report (Date of earliest event reported) May 12, 2005

The MasTec, Inc. 401(k) Retirement Plan

(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

0-08106	65-0829355
(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134
(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

The MasTec, Inc. 401(k) Retirement Plan’s (the “Plan”) independent registered public accounting firm, Grant Thornton LLP, resigned on May 12, 2005 as the result of business decisions made internally by the firm. BDO Seidman, LLP was engaged for services as the Plan’s new independent registered public accounting firm on May 24, 2005. The decision to change the accountants was approved by Audit Committee on May 24, 2005.

The audit report of Grant Thornton LLP on the financial statements of the Plan as of and for the fiscal year ended December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. The statement of net assets available for benefits as of December 31, 2002, was audited by other auditors. Those auditors expressed an unqualified opinion on the statement of net assets available for benefits in their report dated June 20, 2003.

During the most recent audit completed, for the year ended December 31, 2003, there were no disagreements between the Plan and Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures that, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton LLP to make reference to the subject matter of the disagreement in connection with its opinion.

None of the reportable events described under Item 304 (a) (1) (v) of Regulation S-K occurred within the year ended December 31, 2003.

The Plan has provided Grant Thornton LLP with a copy of the foregoing statement and requested that Grant Thornton LLP furnish a letter to the Securities and Exchange Commission indicating whether it agrees with such statements. A copy of Grant Thornton LLP’s letter to the Securities and Exchange Commission, dated June 1, 2005, is attached hereto as Exhibit 16.1.

During the years ended December 31, 2003 and 2002 the Plan did not consult with BDO Seidman, LLP regarding any of the matters or events set forth in Item 304 (a) (2) (i) or (ii) of Regulation S-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

             16.1    Letter from Grant Thornton, LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 2, 2005	The MasTec, Inc. 401(k) Retirement Plan BY: /S/ Austin Shanfelter —————————————— Austin Shanfelter Chairman, Benefits Committee of MasTec, Inc.

EXHIBIT INDEX

Number Description

16.1 Letter from Grant Thornton LLP